Exhibit 99.1

Corporate Communications
817-967-1577
mediarelations@aa.com

Investor Relations
817-931-3423
investor.relations@aa.com
FOR RELEASE: Tuesday, September 12, 2017
AMERICAN AIRLINES GROUP REPORTS
RECORD AUGUST TRAFFIC RESULTS
FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported August and year-to-date 2017 traffic results.
American Airlines Group’s total revenue passenger miles (RPMs) were a record 21.2 billion, up 3.7 percent versus August 2016. Total capacity was 25.5 billion available seat miles (ASMs), up 3.2 percent versus August 2016. Total passenger load factor was 83.3 percent, up 0.4 percentage points versus August 2016.

As of the end of August, the company’s estimate for its third quarter total revenue per available seat mile (TRASM) was in line with prior guidance of up 0.5 percent to up 2.5 percent year-over-year. However, Hurricane Irma caused closures at 40 airports in Florida and the Caribbean, including the company’s hub at Miami International Airport, and resulted in more than 5,000 flight cancellations. Based on preliminary estimates of the financial impact of the storm, the company now expects its third quarter 2017 TRASM to be approximately flat to up one percent year-over-year. Including the impact of higher fuel costs for the quarter, the company now expects its third quarter 2017 pre-tax margin excluding special items1 to be between 8.5 percent and 10.5 percent vs. the company’s previous guidance of between 10 percent and 12 percent. The company continues to believe that fourth quarter TRASM growth will exceed third quarter growth.
The following summarizes American Airlines Group traffic results for the month ended August 31, 2017, and 2016, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

1	American is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time

-more-

AMERICAN AIRLINES GROUP REPORTS AUGUST TRAFFIC
September 12, 2017

American Airlines Group Traffic Results

	August			Year to Date
	2017	2016	Change	2017	2016	Change
Revenue Passenger Miles (000)
Domestic	11,609,063	11,373,008	2.1%	85,861,539	87,386,675	(1.7)%
Atlantic	3,406,799	3,110,575	9.5%	20,116,110	18,968,026	6.1%
Latin America	2,597,779	2,577,382	0.8%	20,632,813	20,894,889	(1.3)%
Pacific	1,350,898	1,193,365	13.2%	10,372,751	8,586,530	20.8%
International	7,355,476	6,881,322	6.9%	51,121,674	48,449,445	5.5%
Mainline	18,964,539	18,254,330	3.9%	136,983,213	135,836,120	0.8%
Regional	2,232,218	2,188,605	2.0%	16,656,045	16,424,662	1.4%
Total Revenue Passenger Miles	21,196,757	20,442,935	3.7%	153,639,258	152,260,782	0.9%

Available Seat Miles (000)
Domestic	13,603,576	13,400,360	1.5%	101,293,233	102,607,200	(1.3)%
Atlantic	4,175,459	3,937,567	6.0%	25,657,287	25,464,478	0.8%
Latin America	3,200,350	3,125,968	2.4%	26,194,989	26,456,105	(1.0)%
Pacific	1,560,657	1,392,990	12.0%	12,530,397	10,263,769	22.1%
International	8,936,466	8,456,525	5.7%	64,382,673	62,184,352	3.5%
Mainline	22,540,042	21,856,885	3.1%	165,675,906	164,791,552	0.5%
Regional	2,913,587	2,799,096	4.1%	21,831,540	21,175,862	3.1%
Total Available Seat Miles	25,453,629	24,655,981	3.2%	187,507,446	185,967,414	0.8%

Load Factor (%)
Domestic	85.3	84.9	0.4 pts	84.8	85.2	(0.4) pts
Atlantic	81.6	79.0	2.6 pts	78.4	74.5	3.9 pts
Latin America	81.2	82.5	(1.3) pts	78.8	79.0	(0.2) pts
Pacific	86.6	85.7	0.9 pts	82.8	83.7	(0.9) pts
International	82.3	81.4	0.9 pts	79.4	77.9	1.5 pts
Mainline	84.1	83.5	0.6 pts	82.7	82.4	0.3 pts
Regional	76.6	78.2	(1.6) pts	76.3	77.6	(1.3) pts
Total Load Factor	83.3	82.9	0.4 pts	81.9	81.9	— pts

Enplanements
Mainline	13,116,461	12,737,141	3.0%	98,087,295	98,581,855	(0.5)%
Regional	4,876,730	4,860,107	0.3%	36,391,492	36,478,924	(0.2)%
Total Enplanements	17,993,191	17,597,248	2.3%	134,478,787	135,060,779	(0.4)%

System Cargo Ton Miles (000)	236,861	192,801	22.9%	1,802,910	1,547,121	16.5%
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin America numbers include the Caribbean.
3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

AMERICAN AIRLINES GROUP REPORTS AUGUST TRAFFIC
September 12, 2017

About American Airlines Group
American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary Statement Regarding Forward-Looking Statements and Information
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the expected third quarter pre-tax margin, statements about the expected change in total revenue per available seat mile, statements about the company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors) and in the company’s other filings with the Securities and Exchange Commission (the SEC), and other risks and uncertainties listed from time to time in the company’s other filings with the SEC. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
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